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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2015

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MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
501 South 5th Street, Richmond, Virginia 23219-0501
(Address of principal executive offices)
(804) 444-1000
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waiver of Employment Agreement Rights.  On March 3, 2015, John A. Luke, Chief Executive Officer of MeadWestvaco Corporation (the "Company") confirmed in writing his decision, previously shared with the Board of Directors of the Company, to waive his rights under his employment agreement with the Company, to the extent that those rights arise as a result of the proposed combination with Rock-Tenn Company ("RockTenn").  As a result of the waiver, Mr. Luke has agreed to forego more than $5.7 million of severance payments that would otherwise be due to him upon a qualifying termination of employment following completion of the proposed combination.

Amendment to Equity Award Terms.     The equity award arrangements at the Company provide for accelerated vesting of all unvested stock options and a pro-rata portion of restricted stock units upon the retirement of any equity award holder who reaches age sixty-two and has at least twenty years of service with the Company.  Mr. Luke is 66 years old and has 35 years of service with the Company.

The Compensation and Organization Development Committee (the "Compensation Committee") of the Board of Directors of the Company determined to accelerate, upon Mr. Luke's retirement, the vesting of that portion of Mr. Luke's options granted in 2015 and the performance-based RSUs that would not otherwise vest upon Mr. Luke's retirement from the Company.

In making its determination to accelerate the vesting of Mr. Luke's awards upon his retirement, the Compensation Committee considered the following factors: (i) Mr. Luke's long, distinguished and successful leadership of the Company, (ii) Mr. Luke's successful negotiation of the proposed combination with RockTenn, which promises to create substantial value for the Company's shareholders, (iii) Mr. Luke's anticipated contributions to the combined company in his future role of Chairman of the board of directors of the entity resulting from the proposed combination with RockTenn, (iv) Mr. Luke's entitlement to full vesting of all of his Company equity awards upon a termination without cause following the proposed combination with RockTenn, (v) Mr. Luke's decision to waive more than $5.7 million of cash severance payable upon a qualifying termination of employment following the proposed combination with RockTenn, and (vi) the fact that the Compensation Committee has previously agreed to provide for additional vesting of unvested Company equity awards in connection with executive retirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: March 5, 2015		John J. Carrara